UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 28, 2018

Date of Report

(Date of earliest event reported)

The RMR Group Inc.

(Exact name of registrant as specified in its charter)

MARYLAND	8742	47-4122583
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

Two Newton Place, 255 Washington Street, Suite 300, Newton, MA, 02458-1634

(Address of principal executive offices, including zip code)

(617) 796-8230

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☒           Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

In this Current Report on Form 8-K, the term “the Company”, “our” or “we” refer to The RMR Group Inc.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 28, 2018, following our annual meeting of shareholders, our Board of Directors (our “Board”), pursuant to a recommendation of our Nominating and Governance Committee, elected Jennifer B. Clark, our Executive Vice President, General Counsel and Secretary, as a Managing Director to our Board effective immediately. Ms. Clark was elected to fill the vacancy caused by the death of Barry M. Portnoy.

Ms. Clark, age 56, has served as our Executive Vice President, General Counsel and Secretary since shortly after our formation in 2015. Ms. Clark joined The RMR Group LLC (“RMR LLC”), our majority owned subsidiary, in 1999 as a vice president; she became a senior vice president in 2006, an executive vice president and general counsel in 2008 and secretary in 2015. Ms. Clark also serves as a director and secretary of Sonesta International Hotels Corporation, director, executive vice president, general counsel and secretary of RMR Advisors LLC, executive vice president, general counsel and secretary of Tremont Realty Advisors LLC and secretary and chief legal officer of RMR Real Estate Income Fund. Prior to joining RMR LLC, Ms. Clark was a partner at the law firm of Sullivan & Worcester LLP.

Our Board is comprised of two Managing Directors and three Independent Directors. Ms. Clark qualifies as a Managing Director in accordance with the Company’s Amended and Restated Bylaws. Ms. Clark has advised the Company that she has no arrangement or understanding with any other person pursuant to which she was selected as a Director of the Company. Our Board appointed Ms. Clark to serve on the Nominating and Governance Committee of our Board.

In accordance with our Director compensation arrangements as described below, Ms. Clark will not be entitled to any cash compensation for her service as a Managing Director, but she will be entitled to receive awards of Class A common stock of the Company (“Common Shares”) from time to time pursuant to our equity compensation plan at the discretion of our Equity Plan Committee. On March 28, 2018, consistent with the Company’s Director compensation arrangements, we awarded her 2,500 Common Shares as further described below.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

At the Company’s annual meeting of shareholders held on March 28, 2018, the Company’s shareholders voted on the election of four Directors to our Board each for a term of office continuing until the Company’s 2019 annual meeting of shareholders and until her or his respective successor is duly elected and qualifies. The following persons were elected as Directors and received the following votes:

Nominee	Votes For	Withhold	Broker Non-Votes
Ann Logan	171,210,433	1,524,536	1,440,312
Rosen Plevneliev	171,056,358	1,678,611	1,440,312
Adam D. Portnoy	169,633,486	3,101,483	1,440,312
Walter C. Watkins, Jr.	171,210,202	1,524,767	1,440,312

The Company’s shareholders also ratified the appointment of Ernst & Young LLP as the Company’s independent auditors to serve for the 2018 fiscal year. This proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
174,080,090	48,060	47,131	—

The results reported above are final voting results.

Item 8.01.  Other Events.

On March 28, 2018, the Company updated our Director compensation arrangements. A summary of the Company’s currently effective Director compensation arrangements is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Consistent with the Company’s Director compensation arrangements, on March 28, 2018, the Company awarded each of the Company’s Directors, including Ms. Clark, 2,500 Common Shares, valued at $69.10 per share, the closing price of the Common Shares on The Nasdaq Stock Market LLC on that date.

Item 9.01.  Financial Statements and Exhibits

(d)          Exhibits

10.1	Summary of Director Compensation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE RMR GROUP INC.

Date: March 29, 2018	By:	/s/ Matthew P. Jordan
Matthew P. Jordan
Executive Vice President, Chief Financial Officer and Treasurer